NATIONAL PATENT DEVELOPMENT CORPORATION [LOGO] [LETTERHEAD]

                                                          EXHIBIT 5.1

                                                          July 17, 1995

Interferon Sciences, Inc.
783 Jersey Avenue
New Brunswick, New Jersey 08901

Gentlemen:

     Reference is made to the Registration Statement on Form S-2 of Interferon Sciences, Inc. (the "Company") relating to the registration of 8,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     I am General Counsel of the Company, and have examined such corporate records and other documents as I have deemend relevant. Based upon the above, I am of the opionion that the Common Stock to be sold pursuant to the Registration Statement has been duly authorized and, when issued, assuming compliance with all federal and state securities laws, will be legally issued, fully paid, and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus.




                                                          Very truly yours,



                                                          Lawrence M. Gordon